As filed with the Securities and Exchange Commission on February 14, 2000

                                                      Registration No.
                                                                      ----------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         Chadmoore Wireless Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                      84-1058165
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

2875 East Patrick Lane, Suite G, Las Vegas, Nevada                       89120
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


              Chadmoore Wireless Group, Inc. 1998 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


         The Corporation Company, 1675 Broadway, Denver, Colorado 80202
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (702) 740-5633
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           offering price       aggregate offering          Amount of
    to be registered           registered            per share (1)             price (1)        registration fee (1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,
  $.001 Par Value (2)           3,000,000                 $.72                $2,160,000               $570.24
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
         Totals                 3,000,000                                     $2,160,000               $570.24
========================= ====================== ======================= ====================== ======================

(1) Because neither the offering price of shares of Common Stock being registered nor the exercise price of any options to be granted under the Chadmoore Wireless Group, Inc. 1998 Stock Option Plan is known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the Chadmoore Wireless Group, Inc. 1998 Stock Option Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the Chadmoore Wireless Group, Inc. 1998 Stock Option Plan, as amended February 11, 2000 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Chadmoore Wireless Group, Inc., a Colorado corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         Incorporated by reference into this Registration Statement are the contents of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998; Quarterly Reports on Form 10-QSB for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and Current Reports on Form 8-K filed March 3, 1999, March 10, 1999, March 16, 1999, August 2, 1999 and August 2, 1999. All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Shareholder Relations, Chadmoore Wireless Group, Inc., 2875 East Patrick Lane, Suite G, Las Vegas, Nevada 89120 (telephone: 702-740-5633).

Item 4. Description of Securities.

         Common Stock.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         None.

Item 6. Indemnification of Directors and Officers.

         Article 109 of the Colorado Business Corporation Act, and Article X of the Company's Articles of Incorporation, as amended, generally permit the Company to indemnify any officer or director of the Company for claims and liabilities, including legal expenses, which he may incur in his capacity as such, provided that he acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company. However, he may not be indemnified in connection with a proceeding in which he is found to be liable to the Company or where he is found to have received an improper personal benefit from the Company. To the extent that an officer or director is successful in defending himself in any proceeding to which he was a party, he is to be indemnified against his reasonable expenses incurred by him in connection with the proceeding.

         In addition, Article XIV of the Company's Articles of Incorporation limits the liability of directors for monetary damages for certain breaches of fiduciary duties, as permitted under the Colorado Business Corporation Act.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         Exhibit Number             Description
         --------------             -----------

                4.9 The Company's Articles of Incorporation, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibits 3.2, 3.3, 3.4 and 3.5 to the Company's Form 10-KSB for the year ended December 31,
                                    1995).

               4.10 The Company's Bylaws, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form S-18 (file no. 33-14841-D)).

                5.5                 Opinion of Counsel, Futro & Trauernicht LLC.
                                    (Filed herewith.)

               10.36 Chadmoore Wireless Group, Inc. 1998 Stock Option Plan. (Filed herewith.)

               23.6                 Consent of Arthur  Andersen  LLP.
                                    (Filed herewith.)

               23.7                 Consent of Counsel, Futro & Trauernicht LLC.
                                    (Included in Exhibit 5.5.)


Item 9. Undertakings.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 14th day of February, 2000.


                         CHADMOORE WIRELESS GROUP, INC.


                         By: /s/ Robert W. Moore
                             ---------------------------------------------------
                             Robert W. Moore, President, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                        By: /s/ Robert W. Moore
                            ---------------------------------------------------
                            Robert W. Moore, President, Chief Executive Officer, Director

                        Dated:  February 14, 2000


                        By: /s/ Stephen K. Radusch
                            ---------------------------------------------------
                            Stephen K. Radusch, Chief Financial Officer

                        Dated:  February 14, 2000


                        By: /s/ Rick D. Rhodes
                            ---------------------------------------------------
                            Rick D. Rhodes, Senior Vice President, Secretary, Chief Regulatory Officer

                        Dated:  February 14, 2000


                        By: /s/ Janice H. Pellar
                            ---------------------------------------------------
                            Janice H. Pellar, Director

                        Dated:  February 14, 2000


                        By: /s/ Mark F. Sullivan
                            ---------------------------------------------------
                            Mark F. Sullivan, Director

                        Dated:  February 14, 2000

                        By: /s/ Jeff A. Lipkin
                            ---------------------------------------------------
                            Jeff A. Lipkin, Director

                        Dated:  February 14, 2000



                        By: /s/ Gary L. Stanford
                            ---------------------------------------------------
                            Gary L. Stanford, Director

                        Dated:  February 14, 2000



                        By: /s/ Joe J. Finn-Egan
                            ---------------------------------------------------
                            Joe J. Finn-Egan, Director

                        Dated:  February 14, 2000

                                  EXHIBIT INDEX


         Exhibit Number             Description


                4.9 The Company's Articles of Incorporation, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibits 3.2, 3.3, 3.4 and 3.5 to the Company's Form 10-KSB for the year ended December 31,
                                    1995).

               4.10 The Company's Bylaws, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form S-18 (file no. 33-14841-D)).

                5.5                 Opinion of Counsel, Futro & Trauernicht LLC.
                                    (Filed herewith.)

               10.36 Chadmoore Wireless Group, Inc. 1998 Stock Option Plan. (Filed herewith.)

               23.6                 Consent of Arthur  Andersen  LLP.
                                    (Filed herewith.)

               23.7                 Consent of Counsel, Futro & Trauernicht LLC.
                                    (Included in Exhibit 5.5.)